Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Five9, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-195037, 333-204145, 333-209918, 333-216332, 333-223362, 333-229845, 333-236723, 333-253672) on Form S-8 of our report dated February 28, 2022, with respect to the consolidated financial statements of Five9, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
February 28, 2022